SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

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                         UNIPRO FINANCIAL SERVICES, INC.
                  (Name of Registrant As Specified in Charter)

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                         UNIPRO FINANCIAL SERVICES, INC.
                        1450 S. Dixie Highway, Suite 200
                            Boca Raton, Florida 33432

Dear Stockholders:

Our management and certain "control" stockholders, who combined hold a majority in interest (86.4%) of our issued and outstanding voting stock, have approved the following actions by their written consent in lieu of holding the August 18, 2004 scheduled Annual meeting of our stockholders, in accordance with the relevant sections of the Florida Statutes currently in effect:

1. Re-election of Harvey Judkowitz and Paul M. Galant to continue their service as directors until such time as their successors are elected and qualified.

2. To ratify the Board of Director's appointment of the firm of Berkovits, Lago & Company, LLP, Certified Public Accountants, as our auditors for the fiscal year ending October 31, 2004 and to provide the required pre-filing reviews for our quarterly Form 10QSB filings through July 31, 2005.

The foregoing actions shall take effect on August 18, 2004.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action in response to this information statement is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about July 28, 2004.

Please feel free to call us at 561-289-5175 should you have any questions on the enclosed information statement. We thank you for your continued interest in UniPro.

                                              For the Board of Directors
                                              of UNIPRO FINANCIAL SERVICES, INC.

                                              By: /s/ HARVEY JUDKOWITZ
                                                 -------------------------------
                                                      Harvey Judkowitz, CEO


July 28, 2004

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                         UNIPRO FINANCIAL SERVICES, INC.
                        1450 S. Dixie Highway, Suite 200
                            Boca Raton, Florida 33432

                              INFORMATION STATEMENT
             REGARDING ACTION TO BE TAKEN IN LIEU OF ANNUAL MEETING
                  BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED TO NOT SEND US A PROXY.

                                     GENERAL

This information statement is being furnished to the stockholders of UniPro Financial Services, Inc. ("UniPro") to provide you with information and a description of the following corporate actions (the "Actions") to be taken by the written consent of the holders of a majority in interest of our issued and outstanding voting stock.

Subject to the affirmative authorization by our shareholders at the Annual Meeting, or by the written consent of a majority in interest, on July 20, 2004, our Board of Directors unanimously approved the appointment of the firm of Berkovits, Lago & Company, LLP, Certified Public Accountants, as our auditors for the fiscal year ending October 31, 2004 and to provide the required quarterly reviews for the Form 10QSB filings through July 31, 2005. This appointment is to take effect as of August 18, 2004.

Please see "Principal Stockholders" appearing later in this information statement.

Not holding a meeting of stockholders to approve this action is made possible by Florida Statutes - which provides for action taken by shareholders without a meeting:

         Section 617.0704(1). Unless otherwise provided in the articles of incorporation, action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

In order to minimize our costs and conserve working capital during our developmental stage, the Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities as our alternative to holding an annual meeting in 2004.

This information statement is first being mailed on or about July 26, 2004 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this information statement will be borne by us. As of the date of this notice we have no shareholders who are not of record.

                    CERTAIN INFORMATION REGARDING THE COMPANY

VOTING SECURITIES
As of July 1, 2004 (the "Record Date") there were 5,559,167 shares of our $0.001 par value Common Stock issued and outstanding. Each share of which is entitled to one vote per share.

The record and beneficial owners as of the Record Date of 4,800,000 shares of Common Stock, constituting approximately 86.4% of the aggregate number of issued and outstanding shares of Common Stock, have provided the Company with their written consent approving and authorizing each of the above listed Actions

FIRST ACTION - ELECTION OF DIRECTORS
To nominate, constitute and elect Harvey Judkowitz and Paul M. Galant to continue their service as the directors of the corporation until such time as their successors are elected and qualified.

The Company's Bylaws provide that the Company's Board of Directors shall at all times consist of not less than one nor more than seven persons as the Board shall determine, and each Director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The current Board of Directors consists of two directors.

On July 20, 2004 the holders of a majority of the Company's issued and outstanding shares of Common Stock (approximately 86.4%) executed and delivered to the Company their written consent re-electing Harvey Judkowitz and Paul M. Galant, effective August 18, 2004, to serve as directors of the Company until the next annual meeting of shareholders, or until their respective successors are duly elected and qualified. For information about Messrs. Judkowitz and Galant, see their biographies set forth under "Directors and Executive Officers" below.

DIRECTORS AND EXECUTIVE OFFICERS.
The following table sets forth the name, age and position held by each of our executive officers and directors as of July 1, 2004. Directors are elected for a period of one year and thereafter serve until the next annual meeting or such time as their successors are qualified.

         NAME                       AGE       POSITIONS AND OFFICES HELD
         ---------------------------------------------------------------
         Harvey Judkowitz           59        Chairman/CEO/CFO/President
         Paul M. Galant             63        Secretary/Treasurer and Director

HARVEY JUDKOWITZ, is a Certified Public Accountant licensed in New York and Florida. He is one of the founders of UniPro Financial Services, Inc. and in his capacity as its CEO and President, Mr. Judkowitz will devote as many hours as necessary to see that the goals of UniPro are met. At such time as UniPro attains fully operational status, Harvey Judkowitz anticipates that he will devote a minimum of 25 hours a week on UniPro's business - including seeking and evaluating potential business entities for our possible acquisition. Mr. Judkowitz is frequently called upon by small businesses that are interested in exploring the public sector for advice in going forward with their plans. From 1988 to date, Mr. Judkowitz has been actively engaged in the conduct of his own certified public accounting practice. He also serves as the current interim Chief Financial Officers of Kirshner Entertainment & Technology, Inc., a developer of Internet services (OTCBB: KSHR). He was Chairman and CEO of Spectrum Brands, Inc., an Internet web site operator (Pink Sheets: SPBR) from January 2000 until its sale in October 2001. He currently serves on the Board of Directors and is chairman of the audit committees for the following publicly

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traded companies: Intelligent Motor Cars (IMCG), Capitol First Corporation
(CFRC) and The Singing Machine Company (SMD), Kirshner Entertainment & Technology, Inc., (KSHR), Global Business Services, Inc., operator of mail box and packaging stores (OTCBB: GBNS) and Webb Mortgage Depot, Inc., a correspondent mortgage brokerage (Pink Sheets: WBBM). In the past, he has served as Chief Financial Officer or President of several publicly traded companies. Mr. Judkowitz graduated from Pace University in 1967 with a BBA in Accounting. Over the past 15 years, Mr. Judkowitz has assisted several companies in going public.

PAUL M. GALANT, co-founder, is a director and the Secretary/Treasurer of UniPro. He is presently devoting all of his business time to the development of UniPro. From December 1999 through October, 2001 he was Secretary/Treasurer and a Director of Spectrum Brands Corp., an Internet web site operator (Pink Sheets:
SPBR) and he was the founder in 1999 of NetWeb OnLine.Com Inc., a Florida corporation prior to its business combination with The Golfing Network. He has been a business development consultant continuously since 1970, and was a registered NASD General Securities Principal from 1975 until August 1999. In 1981 he founded PR Sources Inc., a private entity, engaged in providing corporate and business development services to the general business community continuously from its founding to the present. From August 1997 until February 2001 Mr. Galant was a director of Meridian USA Holdings, Inc., now Champion Lyte Holdings, Inc., a manufacturer of proprietary syrups and beverages (OTCBB:
CPLY). From time to time, he has been a director and officer of various developmental stage enterprises. He was a practicing attorney in the State of New York from 1966 through 2000. Mr. Galant was a founding partner of several New York based full service brokerage firms between 1975 and 1999. He served in the U.S. Army, is a 1965 graduate of Brooklyn Law School (J.D.) and in 1962 received a BBA degree from Adelphi College (NY).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies.

Based on its review of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with and filed timely.

EXECUTIVE COMPENSATION.
No Company officer has received any cash compensation during the period from our inception (June 17, 2003) through June 30, 2004.

STOCK OPTIONS.
No stock options have been issued or granted to the officers and or directors of the Company.

PRINCIPAL STOCKHOLDERS
The following table sets forth, as of July 1, 2004, information known to us relating to the beneficial ownership of these shares by: (i) each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock; (ii) each director; (iii) each executive officer; and (iv) both executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 1450 S. Dixie Highway, Boca Raton, Florida 33432. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from July 1, 2004 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of July 1, 2004 have been exercised or converted.

Name and Address                Amount of Beneficial      Percentage of Class
of Beneficial Owner           Ownership - Common Stock       Common Stock
-----------------------------------------------------------------------------
Harvey Judkowitz(1)                    1,200,000                21.6%
Paul M. Galant(1)                      1,200,000                21.6%
Mary F. McGuire(1)                     1,200,000                21.6%
Suouconni Corporation(1)               1,200,000                21.6%
     Lance Galant, President
MCM Systems Corporation                  400,000                 7.2%
     Willis Hale, President
---------------------------
Officers and Directors
   as a Group (2 Persons)              2,400,000                43.2%

----------
(1) Deemed founders, as defined pursuant to the Securities Act of 1933, as amended.

Compensation.
The Company's Directors do not presently receive any compensation for their services as directors, and no policy has yet been adopted regarding compensation for future outside directors' attendance at meetings. However, the Company may adopt a policy of making such payments in the future. The Company will reimburse out-of-pocket expenses incurred by all directors in attending Board meetings.

Employment and Consulting Agreements.
The Company has no employment contracts with either of its officers or directors and except for the 2003 Equity Incentive Plan previously adopted, there are no retirement, fringe benefit or similar plans for the benefit of employees, consultants, officers or directors. The Company may, however, enter into employment contracts with its officers and future key employees, adopt various benefit plans and begin paying compensation to its officers and directors as it deems appropriate to attract and retain the services of such persons.

In February 2004 the Company entered into Consulting Agreements with three experienced and qualified individuals to provide a variety of technical, business and financial expertise to the Company and our future clients in a consulting capacity. These agreements, granting compensation in the form of shares of our common stock and options to purchase shares, were filed with the SEC as exhibits to our Form 10QSB for the period ending April 30, 2004.

The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, will periodically meet to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

In determining future compensation for the Company's executive officers, the Board of Directors will take into account all factors which it considers relevant, including business conditions, in general, and in the Company's line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area of the Company for which such executive officer is responsible. In consideration of these factors, the Board of Directors determined that cash or stock compensation was not appropriate for the fiscal year ended October 31, 2003.

The directors believe that granting stock options provides an additional incentive to employees, officers, directors and independent consultants, to continue in the service of the Company and gives them a continuing interest in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers.

Code of Ethics. The board adopted a Code of Ethics on April 30, 2004; a copy was filed as an exhibit to our Form 10QSB for the period ending April 30, 2004. The Code of Ethics applies to all executive and operating officers.

SECOND ACTION.

               RATIFICATION OF DIRECTORS' APPOINTMENT OF AUDITORS
                         FOR PERIOD ENDING JULY 31, 2005

To ratify the appointment by the Board of Directors of the firm of Berkovits, Lago & Company, LLP, Certified Public Accountants, to continue serving as our auditors for the fiscal year ending October 31, 2004 and to provide the required pre-filing reviews for our quarterly Form 10QSB filings through July 31, 2005.

On July 20, 2004 the holders of a majority of the Company's issued and outstanding shares of Common Stock (approximately 86.4%) executed and delivered to the Company their written consent ratifying the directors appointment of the accounting firm of Berkovits, Lago & Company, LLP, to continue to serve as the Company's auditors through July 31, 2005.

The firm of Berkovitz, Lago & Co., LLP, has audited the Company since our inception on June 17, 2003. The total fees paid to the auditor by the Company from inception through June 30, 2004 were $5,500.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.
From our inception (June 17, 2003) through June 30, 2004 the Board of Directors took various corporate actions throughout that period by virtue of unanimous written consent as provided for by the laws of the state of Florida.

CERTAIN RELATIONSHIP AND RELATED TRANSACTION.
The Company is still in its development stage, and has not entered into any contracts or dealings with control persons other than the October, 2003 loan agreement with Suouconni Corporation for the sum of $22,500 (as fully described in our Form 10KSB12G filed with the Securities and Exchange Commission on December 4, 2003.

SHAREHOLDER PROPOSALS.
As of July 20, 2004 there have been no proposals from shareholders of the Company asking for presentation by such shareholders at the 2004 annual meeting of shareholders. Any shareholder who wishes to submit a proposal which would require a shareholder vote to implement, may submit such request to the Company at any time for consideration and management will present such requests for shareholder consent, or include such proposals in the next information statement to be prepared and mailed to shareholders.

ACCOMPANYING REPORTS.
The Company's July 1, 2004 SB-2 Offering Prospectus which accompanies this information statement contains the relevant most current Company information. Additionally, the Company's Form 10SB, including audited consolidated financial statements as at and for the year ended October 31, 2003 and the Company's Quarterly Report on Form 10-QSB for the periods ending January 31, 2004 and April 30, 2004 are available from the Company on request, or may be obtained as hereinafter indicated.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any Document that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov and our corporate website at www.uniprofinancial.com.

SIGNATURE
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this Report to be signed on its behalf by its duly authorized executive officer.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                         UniPro Financial Services, Inc.


                                         By:  /s/ Harvey Judkowitz
                                            ------------------------------------
                                                  Harvey Judkowitz
                                                  Chief Executive Officer